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                                                                  EXHIBIT 10.36


                               SERVICE AGREEMENT

                                    between

                              HORIZON SEISMIC INC.

                                      and

                                SHANGHAI BUREAU

                                       of

                            MARINE GEOLOGICAL SURVEY

                             MV DISCOVERER/FA XIAN
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                               SERVICE AGREEMENT

                                      for

                                 MV DISCOVERER


         This Service Agreement, hereinafter referred to as the "Agreement" made effective the 12th day of April, 1994, is by and between the Shanghai Bureau of Marine Geological Survey whose address is 526 Yan An Road West, Shanghai, P.R. China, hereinafter referred to as "Owner", as the Owner of the Vessel Discoverer, and Horizon Seismic Inc. whose address is 11200 Westheimer, Suite 200, Houston, Texas 77042, USA, hereinafter referred to as "Company", as the Charterer.

1.       NATURE OF SERVICE

1.1 Owner agrees to let and Company agrees to hire the Seismic Vessel, her engines, tackle, gear, appurtenances and related Seismic equipment, material and supplies, as specified in Schedule A, collectively the "Seismic Vessel" for a period of one year from the time of its arrival at Galveston, USA.

1.2 Company shall have the option to extend the initial period by up to two additional periods each of six months. Each option shall be exercised by Company giving sixty days notice to Owner prior to the expiry of the initial or first additional period.

         Company shall pay Owner for the initial period at the Rates defined in Clause 9 herein. Rates for any additional period or periods shall be defined in a separate agreement.

1.3 Company shall employ the Seismic Vessel throughout the world in lawful activities for marine geophysical and/or oceanographic and/or associated or related duties as required by Company.

2.       COMMENCEMENT

2.1 Charter of the Seismic Vessel by Company shall commence on or about the 1st day of May, 1994, and more precisely when the Seismic Vessel departs Shanghai.

2.2 A joint survey of the Seismic Vessel shall be undertaken by Company and Owners to determine the precise condition of the Seismic Vessel and its equipment, before its departure from Shanghai.
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3.       OWNERS TO PROVIDE

3.1 In consideration of the payment by Company of the Charter Fees in accordance with Clause 9 of this Agreement, Owners shall provide (except as otherwise specified) the following services, spares, replacement parts (excluding same for seismic equipment but including the seismic compressor sets) and other items referred to herein entirely at the cost of Owners without any right of reimbursement from Company. For the avoidance of doubt Owners shall not be responsible for the provision of filters, oil or other consumeables for the seismic compressor sets.

3.2 The Owners shall provide and pay for all wages for Officers and Crew, travel expenses of the People's Republic of China personnel including Officers and Crew, insurance of the Vessel (including hull and machinery and protection and indemnity insurance) and for all deck and engine room store, and the expenses of maintaining the hull and machinery (excluding seismic equipment, but including the seismic compressor sets) in a thoroughly efficient state during the duration of this agreement including (but not limited to) the expenses of providing replacement parts, equipment or spares, dry docking and other external services provided in relation to the maintenance of the hull and machinery as aforesaid.

3.3 The Owners shall also provide and pay for all bedding and galley equipment, including the necessary renewal of same, for officers, Crew and Company's personnel and their representatives, but not cleaning materials for cabins, common areas and work areas.

4.       COMPANY TO PROVIDE AND COMPANY TO PAY

4.1. Company shall be responsible for bunkers lubricating oils and fresh water, it being understood that the acceptance of each supply (including bunkers) is the responsibility of the Chief Engineer.

4.2. Company shall be responsible for reimbursing Owners for any extraordinary or special taxes, other than those of the Nation of the Vessel's Registry or the People's Republic of China levied on the Owners and/or the Vessel and/or the Crew.

5.       EXCLUDED PORTS

5.1. The Seismic Vessel shall not be ordered to nor bound to enter any place where fever or epidemics are prevalent or to which the Master, Officers and Crew are by Law not bound to follow the Seismic Vessel.

5.2. The Seismic Vessel shall not be ordered to nor bound to enter any ice bound place where lights, lightships, marks and buoys are or are likely to be withdrawn by reason of ice on the Seismic Vessel's arrival or where there is risk that ordinarily the Seismic Vessel will not be able on account of ice to reach her destination or get out.
         If, on account of ice,





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         the Master considers it dangerous to remain in any area or place for fear of the Seismic Vessel being frozen in and/or damaged, he has liberty to sail to a convenient open place and await the Company's fresh instructions.

5.3.     The Seismic Vessel shall not be obliged to force ice.

5.4. Save the above, the Company shall be entitled to require Owners to sail the Seismic Vessel to any port or ports around the world subject to Clause 18 and 21 but otherwise without exclusion.

6.       THE SEISMIC VESSEL

6.1. From the time the Charter of the Seismic Vessel commences under this Agreement, Owners warrant that the Seismic Vessel shall fully conform to the specifications stated in Schedule A herein and shall in every way be fitted and ready for service throughout the world (unless otherwise stated in Schedule A).

6.2. During the period of the Agreement, the Seismic Vessel shall at all times sail with a minimum crew of fifteen and minimum seismic personnel numbering nine namely:

                 Master
                 Chief Officer
                 Second Officer
                 Chief Engineer
                 Second Engineer
                 Third Engineer
                 Electrician
                 Radio Officer/Steward
                 Two Able Seamen
                 Two Oilers (Motormen)
                 Two Cooks
                 Steward
                 1 project manager
                 2 seismic observers
                 2 seismic navigators
                 4 seismic mechanics

                 See also Clause 9.5 herein.

6.3. Throughout the duration of this agreement, the Owners warrant the Seismic Vessel will be fully certificated and shall conform in every respect with the Bahamas Flag and that all national and international trading certificates, loadline, fire fighting, life saving and other relevant regulations are fully complied with and remain in full force and effect.





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6.4.     The Owners warrant and agree to, at their sole expense: (1) keep the
         Seismic Vessel in a thoroughly efficient state in hull, machinery and equipment in good running order and in every respect seaworthy (2) pay all wages, salaries, taxes and other benefits prescribed for all Owners personnel operate and maintain the Seismic Vessel, excluding seismic equipment, in accordance with all applicable State and Federal Laws, rules and regulations of jurisdictions in which the Seismic Vessel is working and carry on board required documents.

6.5. Owners shall comply with the requirements of Company in ensuring the whole reach and burden and lawful decks of the Seismic Vessel shall be available for Company's marine activities. Such availability shall be limited to those activities and operations that do not exceed the design specification of the vessel and in particular the load specification of the decks.

7.       PERIOD OF CHARTER

7.1. Subject to Clause 1.2 and Clause 8 and Clause 9, this Charter Agreement shall run for a period of twelve months, from the date of arrival at the Port of Galveston.

8.       EARLY TERMINATION OF CHARTER AGREEMENT

8.1. The Company shall have the sole right to terminate this Charter Agreement upon 35 days notice to Owners at any time and upon the expiry of such notice the company shall pay a lump sum cancellation fee of US$85,000 (Eighty Five Thousand United States Dollars) to the Owners. However, should the Company terminate this agreement in accordance with Clause 17 of this agreement no cancellation fee shall then apply.

8.2. In the event of a termination of this Agreement in accordance with Clause 8.1 above the liability of Company to pay the Charter Fees to Owners shall cease forthwith without prejudice to the rights of the parties in respect of any amounts due from one to the other at the time of termination and without prejudice to any claims which have arisen between the parties prior to the date of termination.

8.3. In the event of a termination of the Agreement for any reason whatsoever, Company and Owners shall undertake a joint survey of the Seismic Vessel to determine the condition of the Seismic Vessel and its equipment at such time, and Company hereby warrants that the Seismic Vessel shall at the time of termination of this Agreement be in the same condition as at the time Charter of the Vessel commenced under Clause 2.1 and Clause 2.2 above, fair wear and tear excepted, and Company shall indemnify Owner in respect of any breach of this warranty.





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9.       CHARTER

9.1. For the mobilisation period between departure of the Seismic Vessel from the Port of Shanghai until arrival at the Sea Buoy off the Port of Galveston or later time if the Seismic Vessel does not in every respect meet the terms of this Agreement, Company shall pay to Owner a lump sum fee of US$280,000 (Two Hundred and Eighty Thousand United States Dollars), and shall not be liable to pay any other Charter Fee or daily rate in respect of this period. Company shall pay Owners for fuel, lube oil, water, canal fees, pilotage and towing during the mobilization unless such fuel, canal fees, pilotage and towing are related to a break-down or other failure of the Seismic Vessel, Equipment or Crew.

9.2. Commencing from the time of arrival of the Seismic Vessel at the sea buoy off the Port of Galveston until the time such Charter terminates in accordance with the provisions hereof and subject to Clauses 15, 19 and Schedule B, and the other relevant provisions of this Agreement Company shall pay to Owners the following fixed daily Charter Fees (or pro rata for part thereof): US$7,000 (Seven Thousand United States Dollars).

9.3. During the demobilizing period from the time of departure from the last port of operations until the time of arrival of the Seismic Vessel off the Port of Shanghai and subject to the Seismic Vessel continuing to meet the performance specifications described elsewhere in this Agreement, Company shall continue to pay the Charter Fee as defined in Clause 9.2 above and shall additionally pay or reimburse Owner for fuel, lube oil, water, canal fees, pilotage, towing and victualling. Company shall not be liable to pay the Charter Fee or reimburse Owner in respect of time lost or fuel, canal fees, pilotage; towing victualling or any other expense during or as a result of break down or deficiency of the Seismic Vessel Equipment or Crew.

         In the event, on expiry or termination of this Agreement, Owners elect not to return the Seismic Vessel immediately to Shanghai but undertake additional work independently or with another charter or joint venture company, Company shall be relieved of its obligation to pay the Charter Fee or other expenses which would have arisen during the period of demobilisation.

9.4. The Owners and Company shall meet approximately five months after the commencement of the Charter to review the anticipated operation of the Seismic Vessel for the remaining part of the Charter. Subject to mutual agreement Owners and Company may elect to change the Charter to a profit and risk-sharing joint venture for a remaining part of the 12 month charter period, and/or its extension.

9.5. Should the Company require Owners to increase the manning level, as stated in Clause 6 herein, Owners shall immediately increase the manning levels whereupon Company shall pay Owners daily increases in total costs, including all travelling expenses.





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9.6.     If due to special local legislation in any areas where the Seismic
         Vessel may operate during the period of the Agreement, where the Owners are required to change part of or all of the Crew or increase the manning levels of the Seismic Vessel to comply with such special legislation, Company shall reimburse Owners for any proven increase in crewing costs.

         This Clause shall not be construed to relieve Owners from their responsibility to provide at all times a fully qualified and certificated Crew onboard the Seismic Vessel for worldwide trading.

10.      VICTUALLING

10.1.    The Company shall pay for all victualling costs.

10.2. Owners shall maintain a qualified catering team consisting of three persons onboard the Seismic Vessel and meals shall be of high standard and menus will be varied. The cook will provide the Company's party manager onboard with a weekly menu in advance and Company reserves the right to amend proposed menus, to ensure an acceptable level of victualling is always maintained.

10.3. Company's personnel on night duty shall be allowed access to the galley or other suitably designated area, where they can obtain cold salads or light snacks, it always being understood that the Seismic Vessel's catering personnel will not be on duty and that Company's own personnel shall not interfere with galley equipment.

10.4. Company and Owners agree that any personnel in their employment found to be under the influence of alcohol or drugs whilst onboard the Seismic Vessel, shall be subject to instant dismissal.

11.      PAYMENT

11.1. Owners shall invoice Charter Fees or other amounts due from time to time hereunder per calendar month, whereby Owners shall invoice company on the last day of each month worked and Company shall pay Owners so that the funds are received by Owners within thirty days of their invoice date.

11.2. Owners invoices for other costs due from Company shall be accompanied by supporting documentation and shall be submitted to Company "hereafter company shall make payment to Owner within thirty days from the invoice date.

11.3. Where Company has provided goods, services or equipment or incurred expense at the request of and with the approval of Owners, Company shall be entitled to deduct such costs and or expense from any Charter Fees due to Owners.





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12.      MODIFICATIONS AND ADDITIONS TO VESSEL

12.1.    Upon commencement of the Charter of the Seismic Vessel under Clause
         2.1 herein, Owners shall always ensure Company, their agents and servants have full access at all times to the Seismic Vessel to undertake modifications to the Seismic Vessel and embark and install their equipment.

12.2. All structural modifications and alterations undertaken by the Company their agents or servants to the Seismic Vessel shall be at the Company's own cost, subject to prior approval by Owner and shall be at the approval of the Seismic Vessel's Classification Society and/or other relevant safety authorities.

12.3. At the termination or expiry of this Agreement, Company agrees at its option to either reinstate or pay Owner to reinstate the Seismic Vessel and Equipment back to its condition at the time the Charter commenced, fair wear and tear excepted.

13.      RESPONSIBILITY & EXEMPTION

13.1. Company shall not be responsible for loss or damage to any property of Owners nor any personal injury or death of Owners personnel howsoever or by whomsoever caused, even if caused by act, neglect, default of Company, and arising from and in connection with such loss or damage or personal injury or death of Owners' personnel.

13.2. Provided Owners shall have complied with the insurance requirement Clause 14 hereof Owners shall not be responsible for damage to property of Company nor for personal injury or death of company's personnel howsoever or by whomsoever caused, even if caused by act, neglect or default of Owners and Company agrees to indemnify Owners against all consequences and liabilities arising from or in connection with such loss or damages or personal injury or death of Company's personnel.

13.3. The Owners hereby agree to indemnify and hold harmless Company from and against any loss or liability (including legal expenses) arising out of any claim or cause of action for or loss of damage to property or third parties of for injury to or loss of life of third person, caused by or as a result of Owners operation of the Seismic Vessel.

13.4. The Company hereby agrees to indemnify and hold harmless Owners from and against any loss or liability (including legal expenses) arising out of any claim or cause of action for or loss of damage to property of third parties or for injury to or loss of life of third person, caused by or as a result of Company's Seismic operations.

14.      INSURANCE

14.1.    The Owners agree to maintain at their expense, for the duration of the
         Charter:





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                 "Hull and Machinery" (All Risks) including Collision Liability
                 - sum insured up to full value of the Seismic Vessel being US Dollars $7,000,000 (Seven million United States Dollars).

                 "Protection & Indemnity" - sum insured up to full value of the Seismic Vessel including Wreck Removal with unlimited, as per rules of P&I Club and including Oil Pollution liability indemnity up to maximum of US$ 500,000,000 (Five Hundred Million United States Dollars).

                 "Employers Liability" insurance relative to Owners employees.

                 The above insurances will be subject to review prior to the Seismic Vessel coming on Charter.

14.2. At Company option, Company shall be named as additional assured in Owners placed insurance policies for the Protection & Indemnity.

14.3. Whenever called for under any contracts with Company's clients Owners shall produce to Company a certificate or a certified copy of the insurance policies effected in accordance with the provisions of this Agreement or such other confirmation as may be acceptable to the Company.

         If Owners fail to or refuse to obtain, or maintain, or demonstrate any of the above insurances required by the clients under Company's contracts with them, then Company shall have the right to cease paying the Charter Fees.

14.4. Neither party to this agreement shall be liable to the other for any consequential or special damage.

15.      DAMAGE OR BREAKDOWN OF SEISMIC VESSEL

15.1. Subject to Clause 19. during any event of whatsoever nature which hinders or prevents the full working of the Vessel including (but not limited to the generality of the foregoing) drydocking or other necessary measures to maintain the efficient operation of the Seismic Vessel, deficiency of men or stores, strike of Master, officers or crew, breakdown of machinery or equipment, damage to hull or other accident (whether or not required by Company and whether or not due to negligence of Owners), and during any period in which the Seismic Vessel and her equipment is not fully operational (whether or not required for service), no Charter Fees shall be payable by Company.

15.2. The provisions of Clause 15.1 herein shall include the specific events stipulated in Schedule B whereby Company shall be released from any liability to pay Charter Fees for the duration of such events as further specified in Schedule B herein.





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16.      LOSS OF SEISMIC VESSEL

16.1. Should the Seismic Vessel be lost or missing, this Agreement shall be deemed to have been terminated and Charter Fees to cease from the date when the Seismic Vessel was lost. If the date cannot be ascertained, fifty percent of the daily Charter Fee shall be paid from the date the Seismic Vessel was last reported until the calculated date of arrival at her destination, or 30 days whichever shall be appropriate.

17.      CANCELLATION

17.1. In the event of Company being released from its liability to pay to Owners the Charter Fees in accordance with the terms of this Charter Agreement for thirty consecutive days or in the event of a material breach by Owners of the provisions of this Agreement, Company shall have the option of cancelling this Agreement, Company, if required by Owners, to declare within forty-eight hours after receiving notice whether they cancel this Agreement or not. In default of any written notice from Owners, Company shall have the right of automatically cancelling this Agreement at any time after the said period of 30 days or breach, without noting any protest and without interference by any court, any formality whatsoever and without prejudice to any claim the Company may otherwise have on the Owners.

18.      MASTERS AND CREW

18.1. The Master shall prosecute all voyages and operations with the utmost diligence and despatch, and, so comply fully and accurately with the operating schedules laid down by the Company and their party manager, without compromising the safety of the ship and/or of the Crew. The Master shall be under the orders of Company as regards employment or agency.

                 The Company shall advise the Master as to general location of the Seismic Vessel's operational area and the Master shall be solely responsible for the selection of the route from and to such area. If the Master shall reasonably consider that the instructions given by the Company or their party manager endanger the safety of the Seismic Vessel and\or of the Crew, he must advise the party manager accordingly and the Master is entitled not to follow such instructions. The Master, Officers and Owners' Crew will fully co-operate with the Company, their party manager and crew, with a view to the full and satisfactory performance of the service.

18.2. If the Company has good reason to be dissatisfied with the conduct of the Master, Officers or ratings of Owners crew, the Owner shall as soon as possible replace the person or persons in question. Immediately after such replacement or replacements a joint investigation by Company and Owners shall be conducted in order to ascertain that such complaint or replacement was reasonable to ensure a continuous smooth operation.





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         Notwithstanding the foregoing, any member of the Seismic Vessel's crew found to be under the influence of alcohol or drugs, shall be, as far as practically possible, immediately removed from the Seismic Vessel.

18.3. The Seismic Vessel shall work day and night, if required, without any extra payment by the Company.

18.4. The Master and Engineer shall keep full and correct logs accessible to the Company or their agents at all times.

18.5. Decisions concerning the safety of the Seismic Vessel and/or the personnel onboard shall be the responsibility of the Seismic Vessel's Master. The safety of the Companies' seismic equipment, whether on board or deployed from the Seismic Vessel is, however, the sole responsibility of the Company, through the auspices of the Party Chief.

18.6. Should the Company have reason to be dissatisfied with anything for which the Owners are responsible, Company shall promptly inform Owners in writing whereafter Owners will promptly look into the matter.

19.      MAINTENANCE OF SEISMIC VESSEL

19.1. Notwithstanding the provisions of Clause 15 herein, Company shall allow Owners one day of 24 hours per calendar month or pro rata for part thereof for maintenance and/or overhaul and/or repairs at times to be mutually agreed between both parties and during such period Company shall continue to be liable to pay to Owners the Charter Fees. Days can be accumulated up to a maximum of twelve days but days not taken by Owners will not be compensated by Company at the end of this Agreement. Any planned drydocking and/or overhauls and/or repairs are to be co-ordinated with Company but should be scheduled between 1st December and 1st March each year. Company shall, however, have the right to request Owners to bring forward repairs or, subject to Classification approval, delay same to be co-ordinated with Company's own planned maintenance, repairs and renewal.

19.2. Notwithstanding the provisions of Clause 15 herein, Company shall allow Owners to carry out maintenance or overhaul of the Seismic Vessel when Company's own equipment is being maintained, repaired or overhauled provided that the services of the Seismic Vessel are not immediately required by Company and during such period Company shall continue to pay to Owners the Charter Fees. Should, however, the Seismic Vessel not be ready to sail as required by Company the Charter Fees for such period shall cease to be payable by Company to the Owners, backdated to the time Owners originally commenced any maintenance or overhaul of the Seismic Vessel (other than days allowed in accordance with Clause 19.1 above).





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20.      SALVAGE

20.1. All salvage and all proceeds from derelicts other than Company's property shall be divided equally between the Company and Owners after deducting the Master's, Officers', Crew's and Company's personnel's share, hire of Seismic Vessel for time lost and cost of the fuel consumed and all other expenses (including Crew and Company's personnel costs) incurred. Apportionment of all loss of time and all expenses paid, excluding damage to or loss of the Seismic Vessel incurred in salvage shall be mutually agreed between Company and Owners prior to any salvage attempts. No attempt to undertake salvage shall be made by the Seismic Vessel unless such has been mutually agreed between the parties or unless there is a legal obligation upon the Master or Owners to carry out salvage.

21.      WAR

21.1. The Seismic Vessel, unless the consent of the Owners be first obtained, shall not be ordered to any place or on any voyage nor be used on any service which will bring her within a zone which is dangerous as a result of any actual or threatened act of war, war hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other Vessel or its cargo by any person, body or state whatsoever, revolution, civil war, civil commotion or the operation of international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of sanctions nor carry any goods that may in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler.

21.2. Should the Seismic Vessel approach or be brought or ordered within such zone, or be exposed in any way to the said risks, (1) Owners to be entitled from time to time to insure their interests against any of the risks likely to be involved thereby on such terms as they shall think fit, Company to make a refund to the Owners of the premium on demand and (2) notwithstanding the provisions of Clause 15 Charter Fees to be paid by Company to Owners for all time lost, including any time lost owing to loss or injury to the Master, officers or crew or to the action of the crew in refusing to proceed to such zone or to be exposed to such risks.

21.3. Any action of Owners in accordance with the provisions of this Clause 21 shall not be deemed contrary to the instructions of Company.

22.      SECRECY

22.1. All information regarding Company's and their clients' operation, investigations and findings, together with the nature and specification of Company's equipment installed on board the Seismic Vessel shall be regarded as confidential to Company and under no





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         circumstances shall any such information be divulged to unauthorised persons or the Press without the prior written permission of Company.

23.      ASSIGNMENT

23.1. The Owner's rights and obligations under this Agreement are not assignable or transferable in whole or in part without Company's prior written approval which it shall have the right to withhold.

23.2 The Company shall be entitled to assign its rights and obligations under this Agreement and the Side Letters, to Horizon Exploration Limited, any subsidiary company, associate company or sister company.

24.      TRAVEL EXPENSES

24.1. Owner shall pay, in respect of Owner's Personnel, for the following travel expenses:

                 all PRC travel costs, visa expenses and subsistence, all air travel to and from Houston or equivalent cost destination.

24.2. Company shall be responsible for reasonable and agreed travel and subsistence costs whilst in the USA or other country of operations.

25.      OWNER'S PERSONNEL CHANGES

25.1. Owner's Personnel shall rotate approximately every fifteen week with approximately fifty per cent of the personnel changing on each occasion, and in such a way as to minimise discontinuity of Company's operations.

25.2. Company shall notify Owners 45 to 60 days in advance of the schedule for each crew change.

26.      COMMUNICATION COSTS

         Owner and Company shall each be responsible for their own communication costs. In the event Company requests Owner to make communications to or on behalf of Company, these shall be at Company cost.





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27.      OFFENSES BY OWNERS OR COMPANY PERSONNEL

         If any personnel on or attached to the Seismic Vessel are subjected to fines or imprisonment in any country of operations for offenses such as but not limited to smuggling or drug possession/abuse then each Party shall be responsible for the associated expense and or fine, for its own personnel.

28.      SEISMIC VESSEL'S NAME/COLOURS/MARKINGS

28.1. During this Agreement Owners shall not change the name, markings or colours of the Seismic Vessel without Company's permission or unless Company instructs Owners to do so.

29.      FORCE MAJEURE

         Any delay or failure to carry out the duties imposed upon either party under this Agreement shall not be deemed to be a breach thereof if such delay or failure results from a force majeure event beyond the control of the party affected. In the event that a force majeure situation occurs, both parties shall promptly consult and agree a course of action.

30.      ARBITRATION

         Any dispute arising under this Agreement shall be referred to arbitration in London. One Arbitrator to be nominated by Company and the other by the Owners and in case the Arbitrators shall not agree then to the decision of an Umpire to be appointed by them, the award of the Arbitrators or the Umpire to be final and binding upon both parties.

31.      NOTICES

31.1.    All notices due under this agreement shall be given in writing to:-

      COMPANY                                            OWNERS
      --------                                           ------
      Horizon Seismic Inc.                       Shanghai Bureau of Marine Geological Survey
      11200 Westheimer, Suite 200                526, Yan An Road West
      Houston                                    Shanghai, 200050
      Texas 77042                                P.R. China
      USA
      Fax No: 1-713-977-3408                     Fax No: 3294414
                                                 Telex No:  33285 MAGEO CN
      Attn: Vice President, Operations           Attn: Luo Bu Xu


         All notices, requests, demands or other communications under this Agreement shall be in writing and be delivered personally or by facsimile transmission or by telex. Such notices shall be deemed to have been received in the case of a facsimile transmission, at the time of dispatch with confirmation that the communication was well received and in the case of telex, at the time of dispatch with confirmed answer back, provided that in the case of facsimile of telex transmission, if the date of dispatch is not a business day in the country of the addressee, it shall be deemed to have been received at the opening of business on the next business day.


Agreed between the Parties

For Company                                        For Owner
Signed: /s/ G.M. Harrison                          Signed: /s/ Luo Bu Xu
Name: G.M Harrison                                 Name:
Position: President                                Position:
Witness: /s/                                       Witness: /s/

                                   SCHEDULE A

1.       MAIN DESCRIPTION

         Vessel                            "DISCOVERER"
         Flag                              Bahamas
         Built                             1980
         Converted                         1988
         Design                            MARYSTOWN
         Classification                    DNV 1A1 ICE-C
         Call Sign                         C6CZ2


2.       MEASUREMENTS

         DIMENSIONS

         Length o.a.                       72.07m (236ft)
         Breadth                           16.0m (52ft)
         Depth moulded                     6.5m (16.51ft)
         Draft                             4.7m to 5.2m
         Gross Registered Tons             1599T
         Cruising Speed                    10 knots


3.       CAPACITIES

         Fuel oil                          700 Tonnes.
         Fresh water                       350 Tonnes.
         Lube oil                          10,000 Litres


4.       LUBE OIL CONSUMPTION

         Lube Oil Consumption     150 litres per day


5.       MACHINERY

         Main Engines             MLW-ALCO 251 VIZ*2, 2740 HP EACH

         Bow thrusters            BRUNVOLL*2 600 HP EACH

         Stern thruster           BRUNVOLL*1 600 HP

         Main Generators                   BBC 485 KVA*3 440/220V, 60 HZ


6.       HELICOPTER DECK

         Helideck installed aft designed for BELL 212 helicopters according to United States regulations and in compliance with Helicopter service's recommendation.


7.       STABILIZATION

         Active stabilization for roll reduction.


8.       NAVIGATION AND ELECTRICAL INSTRUMENTATION

         Radar                    Sperry MK 740, Decca 10cm, Decca 3cm
         Gyro                     Robertson SKR 80(AP), SKR 82
         Autopilot
         Radio direction finder   Furuno FDK 1
         Echosounder              Furuno F851
         Magnetic Compass
         Two SSB radios           JRC JSS 201, MARCONI 3120


10.      SEISMIC EQUIPMENT

The Owners shall supply installed and insured and in good repair and operation:

         2       streamer winches each 6000 metre capacity
         2       paravane winches
         6       umbilical winches
         3       compressors & diesel/generators/motors sets
         6       gun rails with hanging brackets
         2       streamer diverters
         1       15 KVA UPS
         1       INSTRUMENT ROOM AIR CONDITIONED TO 20 degrees centigrade when seismic and navigation equipment is working
         1       Schwartz laser track system
         1       sea chest, gate valve and transducer pole
         51      sleeve airguns in fully serviced and in working condition
         1       diesel driven 1100 CFM LMF Compressor
         2       electric driven 1040 CFM LMF Compressors
         1       Echosounder type Simrad EA 200 or similar

         1       Satellite Fax/Voice communication system type Sperry
         3       Hydraulic power-packs

         The equipment shall be available for unsupervised use by Company's personnel. Maintenance, repair and consumeables for the equipment shall be for Company's account.


         /s/ Luo Bu Xu            /s/ G.M. Harrison

         For Owner                For Company


         One Telex
         A platform above obstructions for mounting of navigation antennae.


9.       ACCOMMODATION

         Cabin capacity: 58 Berths

         All Company accommodation fully air conditioned, to provide temperatures of 19 - 23 degrees centigrade during Gulf of Mexico Operations.

         Company accommodation comprises minimum:

         No               Type             Toilet/Shower Facilities          Nominal Designation
         --               ----             ------------------------          -------------------
         1                Suite                    Yes                       Party Manager
         1                Single                   Yes                       Assistant P.M.
         1                Double                   Yes                       Client
         1                Single                   Yes                       U.S."CAPT"
         1                Single                   No                        Obs/Mech/Nav
         4                Double                   No                        Obs/Mech/Nav
         1                Quad                     No                        Obs/Mech/Nav
         1                Double                   Yes                       Obs/Mech/Nav
      -----                                                                  ------------
        11                                                                          20

                                   SCHEDULE B


         SPECIAL CONDITIONS

         If any of the undermentioned events shall occur Company's liability to pay the Charter Fees shall be suspended in full for the duration of such event or events when and as often as the same shall from time to time occur.

         The right of Company to suspend payment of the Charter Fees during the occurrence of such event may be waived temporarily by the Party Chief on behalf of Company but cannot be permanently waived unless expressly agreed in writing between Company and Owners. A temporary waiver may be withdrawn at any time by notice from the Party Chief to the Master. During the period of any such waiver the full daily Charter Fees shall continue to be paid.


1.       ACCOMMODATION

         Failure to provide accommodation as follows:-

A. Company accommodation to be maintained at temperatures between 19 and 23 degrees centigrade, for a minimum of ninety per cent of each calendar month.

B.       Seismic Instrument Room to be maintained at 20 degrees Centigrade


2.       PROPULSION

         Failure to meet the minimum technical requirements set out below:-

A. The Seismic Vessel shall have one of the two bow thrusters fully operational at all times.


3.       SPECIFIC EQUIPMENT

         Failure of any of the following specific equipment to operate as reasonably expected by Company or to manufacturer's specifications:-

A. Bridge radar (both radars to be working when the Seismic Vessel leaves port).

B.       Auto pilot.

C.       Gyro compass.

D.       Aft deck crane.

E.       Ship's intercom

F.       VHF/M radios.


4.       GENERAL EQUIPMENT, SERVICES, CREW

A. Any failure to meet the requirements of the appropriate Classification Society, flagging authority or insurance requirements.


5.       ENDURANCE

         Failure to maintain the following:-

         The Seismic Vessel shall have a potential endurance of 60 days and in particular shall have the following usable tank capacities:

         A.      Fuel oil tank capacity            700 tonnes.
         B.      Lube oil tank capacity            10,000 litres.
         C.      Fresh water tanker capacity       350 tonnes.


6.       ADDITIONAL

A. Fuel, port calls and other charges accruing during the period where Company is not liable to pay the Charter Fees in accordance with the terms of this Agreement shall be charged to Owners' Account.

B. No Charter Fees shall be payable by Company to Owners should the Seismic Vessel fail to maintain course/speed to Company's requirements due to Seismic Vessel malfunctions or operator error/deficiency.

C. Company shall not pay to Owners the Charter Fees in respect of delays to the Seismic Vessel in leaving port due to the Seismic
         Vessel/personnel not being ready and any consequential delays (eg tides etc) provided reasonable notice shall have been given to Owners by Company for departure.

D. In relation to any event where Company is relieved from its obligation to pay Charter Fees in accordance with this Agreement Company shall only be obliged to recommence payment of the Charter Fees upon reasonable evidence from Owners to Company that the relevant event has ceased and the Seismic Vessel is returned to an equally favourable position after the occurrence of such event.



/s/ G. M. Harrison                                          /s/ Luo Bu Xu
For Company                                                 For the Owners

                                   SCHEDULE C


The following services or functions are considered essential for the smooth running of the Seismic Operation and failure to provide any of them is considered a material deficiency of the Seismic Vessel, its Crew or Equipment. The Owners therefore undertake to provide:


1.       ACCOMMODATION

A. Owners and Company anticipate the redesignation of the lounge (rest area) for short periods, even if this curtails its use by the Crew.

B. The Party Chief shall be allocated a suite in the Bridge accommodation.


2.       CATERING

A.       A minimum of three, varied, cooked meals per day.

B. Access between 1900 and 0500 hours to cold and dry shores to provide light refreshments and meals for themselves.

C. A steward to routinely maintain Company accommodation, showers, toilets and public areas in a clean and tidy condition. All Officers and Crew quarters shall be kept tidy and to a similar high standard of cleanliness.


3.       PROPULSION

A. The Seismic Vessel should have three working diesel generators sets at all times. Any one diesel generator set may be shut down for up to twelve continuous hours for minor repairs and maintenance, after prior notice (if possible) to Company by Master.

B. The Seismic Vessel shall have one fully operational shaft generator at all times.


4.       ELECTRICAL SUPPLY

A. A domestic power supply suitable for domestic appliances and instrument room and work shop lighting is required, on 24 hour/day basis.

5.       PERFORMANCE

A. The Seismic Vessel shall be capable of an average cruising speed of 10 knots at an average fuel consumption of 11.5 tonnes, or less, per twenty-four hours.

B. The Seismic Vessel shall be capable of anchoring in water depths of up to 100 metres.



/s/ G.M. Harrison                                         /s/ Luo Bu Xu
For the Company                                           For the Owners

                                        FROM:    HORIZON SEISMIC INC.
                                                 11,200 WESTHEIMER, Suite 200
                                                 HOUSTON
                                                 TEXAS 77042

                                                 April 12, 1994
To:
SHANGHAI BUREAU OF MARINE
GEOLOGICAL SURVEY
526 YAN AN ROAD WEST
SHANGHAI, 200050

Attn Mr. Luo Bu Xu

Dear Sir
                          SERVICE AGREEMENT-DISCOVERER

         This letter, to be known as Side Letter No. 1, concerns the Service Agreement, dated April 12th, 1994, between our two Companies.

         Clause 1.2. of the above mentioned Agreement provides Horizon Seismic Inc. with the option to extend the initial period of charter (as defined in Clause 1.1.) for additional periods.

         In signing this Side Letter No. 1, Horizon Seismic Inc. and Shanghai Bureau of Marine Geological Survey agree that the Charter Fees, subject to all other conditions of the Agreement, and the exercising by Horizon Seismic of its option to extend the initial period shall be increased after the initial twelve months by a percentage equivalent to:

         the average of the preceding annual published retail price inflation in the USA and the PRC subject to any increase being limited, in any event, to a maximum of ten percent.

Yours Faithfully



G.M. Harrison
President
Horizon Seismic Inc.

Agreed on behalf of
Shanghai Bureau of Marine
Geological Survey

Luo Bu Xu
Date:  April 12, 1994

                                         FROM:    HORIZON SEISMIC INC.
                                                  11,200 WESTHEIMER, Suite 200
                                                  HOUSTON
                                                  TEXAS 77042

                                                  April 12, 1994
To:
SHANGHAI BUREAU OF MARINE
GEOLOGICAL SURVEY
526 YAN AN ROAD WEST
SHANGHAI, 200050

Attn Mr. Luo Bu Xu

Dear Sir
                         SERVICE AGREEMENT- DISCOVERER

         This letter, to be known as Side Letter No. 2, concerns the Service Agreement, dated April 12th, 1994, between our two companies.

         Schedule B, Clause 1.A. of the above Agreement specifies that failure by Owners to maintain Company accommodation at temperatures between 19 and 23 degrees Centigrade, for a minimum of ninety percent of each calendar month represents an "off-hire" condition during which Company would not be obliged to pay the Charter Fees.

         At this date, it is understood the Owners may have difficulty in meeting this requirement and are actively seeking to remedy the situation by the application of additional equipment and or modification of existing equipment.

         In signing this Side Letter No. 2, Horizon Seismic Inc. and Shanghai Bureau of Marine Geological Survey agree; the Bureau will continue, at its expense, to take all reasonable steps to meet the requirements of Schedule B Clause 1A, during the period up to mobilisation and or immediately on, or after arrival of the vessel at a US port. Such steps shall include, if necessary, the purchase and installation of additional equipment.

         Subject to the foregoing, Horizon agrees to temporarily waive its right to declare the Seismic Vessel off-hire in respect of non-compliance of this Schedule B Clause 1.A.

         No other terms of conditions of the Service Agreement are affected in any way by this Side Letter No. 2.

Yours Faithfully



G.M. HARRISON  /s/ G.M. Harrison
PRESIDENT
HORIZON SEISMIC INC.

Agreed on behalf of
Shanghai Bureau of Marine
Geological Survey

Luo Bu Xu        /s/ Luo Bu Xu
Date:    April 12, 1994

                                        FROM:    HORIZON SEISMIC INC.
                                                 11,200 WESTHEIMER, Suite 200
                                                 HOUSTON
                                                 TEXAS 77042

                                                 April 12, 1994
To:
SHANGHAI BUREAU OF MARINE
GEOLOGICAL SURVEY
526 YAN AN ROAD WEST
SHANGHAI, 200050

Attn Mr. Luo Bu Xu

Dear Sir
                          SERVICE AGREEMENT-DISCOVERER

         This letter, to be known as Side Letter No. 3, concerns the Service Agreement, dated April 12th, 1994, between our two Companies.

         Clause 13 and Clause 14 of the above Agreement specify certain liabilities, indemnities and insurances.

         In signing this Side Letter No. 3, Horizon Seismic Inc. acknowledges and agrees that the Shanghai Bureau of Marine Geological Survey's liability to any person on board the Seismic Vessel during the term of the Agreement, in respect of injury of death, is limited to between thirty thousand and fifty thousand United States Dollars.

Yours Faithfully



G.M. HARRISON  /s/ G.M. Harrison
PRESIDENT, HORIZON SEISMIC INC.

Agreed on behalf of
Shanghai Bureau of Marine
Geological Survey:

LUO BU XU   /s/ Luo Bu Xu
Date:     April 12, 1994

                                         FROM:    HORIZON SEISMIC INC.
                                                  11,200 WESTHEIMER, Suite 200
                                                  HOUSTON
                                                  TEXAS 77042

                                                  April 12, 1994
To:
SHANGHAI BUREAU OF MARINE
GEOLOGICAL SURVEY
526 YAN AN ROAD WEST
SHANGHAI, 200050

Attn Mr. Luo Bu Xu

Dear Sir
                          SERVICE AGREEMENT-DISCOVERER

         This letter, to be known as Side Letter No. 4, concerns the Service Agreement, dated April 12th, 1994, between our two Companies.

         Clause 14 of the above Agreement specifies insurances which Owners are required to provide for the duration of the Agreement.

         In signing this Side Letter No. 4 Horizon Seismic Inc. and Shanghai Bureau of Marine Geological Survey acknowledge that certain Clients of Horizon request to be named as additional or joint assured on Owners insurance policies. At this date Owners are unable to agree to such requests through a policy decision of the Peoples Insurance Company of China. The Owners and Company agree to cooperate to resolve, if possible, the requests of Company's Clients in this respect.

Yours Faithfully



G.M. Harrison  /s/ G. M. Harrison
President
Horizon Seismic Inc.

Agreed on behalf of Shanghai Bureau of Marine Geological Survey,
Luo Bu Xu
                 /s/ Luo Bu Xu

Date     April 12, 1994

                                          FROM:    Horizon Seismic Inc.
                                                   11,200 Westheimer
                                                   Houston
                                                   Texas  77042
                                                   USA

                                          AND:     Horizon Exploration Ltd
                                                   6 Pembroke Road
                                                   Sevenoaks
                                                   Kent
                                                   UK

                                                   25th October 1995


To:      SHANGHAI BUREAU OF MARINE GEOLOGICAL SURVEY
         526 Yan An Road West
         Shanghai 200050
         PRC

Attn: Mr Luo BuXu


Dear Sir,

                         SERVICE AGREEMENT - DISCOVERER

         This letter, to be known as Side Letter No. 5, concerns the Service Agreement dated April 1994 and the Protocol dated May 1995 between our Companies.

         The Agreement and Protocol shall remain binding on Company and Owner with this Side Letter forming an integral part thereof. Where ambiguity arises between this Side Letter and the Protocol or Agreement then priority in the resolution of the ambiguity shall firstly be given to this Side Letter and secondly to the Protocol and lastly to the Agreement.

         Company hereby gives notice to exercise Company's option to extend the Charter period until at least 22nd March 1996, and by signing the attached duplicate of this Side Letter, Owner acknowledges such notice.

         Company confirms it shall advise Owner on or before January 22nd 1996 if it intends to exercise the remaining option to extend the Charter until scheduled completion at June 22nd 1996, or if it intends to return the vessel to Owners at 22nd March 1996.

         Company acknowledges that advance notice of Company's intentions for the vessel are of the utmost importance to Owner for the purpose of forward planning. In view of this fact and the successful relationship of the parties, Company shall endeavour to secure sufficient forward orders for the vessel such that on or before 22nd January 1996 Company can enter negotiations with Owner to extend the Charter beyond the expiry date for a period of 6-12 months.




Yours Faithfully,


                                  /s/ G. M. Harrison

G.M. HARRISON    President, Horizon Seismic Inc.
                 Managing Director, Horizon Exploration Ltd.



Agreed on behalf of Shanghai Bureau of Marine Geological Survey.

                 /s/ Luo Bu Xu

Luo BuXu

23rd January 1996

HEL Ref.         GH/SS/L/868

From:    Horizon Seismic Inc.             From:    Horizon Exploration Ltd.
         11,200 Westheimer Suite 410               6 Pembroke Road
         Houston                                   Sevenoaks
         Texas 77042                               Kent
         USA                                       UK

TO:      SHANGHAI BUREAU OF MARINE GEOLOGICAL SURVEY
         526 Yan An Road West
         Shanghai 200050
         PRC

Attn:    Mr Luo BuXu

Dear Sir


                        RE: SERVICE AGREEMENT DISCOVERER

This letter, to be known as Side Letter No. 6, concerns the Service Agreement dated April 1994 and the Protocol dated May 1995 between our Companies and the Side Letter No. 5 dated 25th October 1995.

The Agreement and Protocol shall remain binding on Company and Owner with this Side Letter forming at integral part thereof. Where ambiguity arises between this Side Letter and the Protocol or Agreement then priority in the resolution of the ambiguity shall firstly be given to this Side Letter and secondly to the Protocol and lastly to the Agreement.

Company hereby gives notice to exercise Company's option to extend the Charter period until 22nd June 1996, and by signing the attached duplicate of this Side Letter, Owner acknowledges such notice.

Yours faithfully

                          /s/ G.M. Harrison

G.M. HARRISON    President, Horizon Seismic Inc.
                 Managing Director, Horizon Exploration Ltd.

Agreed on behalf of Shanghai Bureau of Marine Geological Survey.

/s/ Luo Bu Xu
Luo BuXu

24th January 1996

HEL Ref.         GH/SS/L/868

From:    Horizon Seismic Inc.             From:    Horizon Exploration Ltd.
         11,200 Westheimer Suite 410               6 Pembroke Road
         Houston                                   Sevenoaks
         Texas 77042                               Kent
         USA                                       UK

TO:      SHANGHAI BUREAU OF MARINE GEOLOGICAL SURVEY
         526 Yan An Road West
         Shanghai 200050
         PRC

Attn:    Mr Luo BuXu

Dear Sir

                        RE: SERVICE AGREEMENT DISCOVERER

This letter, to be known as Side Letter No. 7, concerns the Service Agreement dated April 1994 and the Protocol dated May 1995 between our Companies and the Side Letter No. 5 dated 25th October 1995, and the Side Letter No. 6 dated 23rd January 1996.

The Agreement and Protocol shall remain binding on Company and Owner with this Side Letter forming at integral part thereof. Where ambiguity arises between this Side Letter and the Protocol or Agreement then priority in the resolution of the ambiguity shall firstly be given to this Side Letter and secondly to the Protocol and lastly to the Agreement.

When Company intends, in accordance with Clause 11.3 of the Agreement to reduce Charter Payments by deduction of costs or expenses incurred by Company at the request of and with approval or Owner. Company shall use its best endeavours to provide original invoices supporting the deductions at the time of invoice payment. Yours faithfully



G.M. HARRISON    President, Horizon Seismic Inc.
                 Managing Director, Horizon Exploration Ltd.


Agreed on behalf of Shanghai Bureau of Marine Geological Survey.



Luo BuXu

                               SERVICE AGREEMENT

                                    BETWEEN

                              HORIZON SEISMIC INC

                                      AND

                                SHANGHAI BUREAU

                                       OF

                            MARINE GEOLOGICAL SURVEY

                                   CONCERNING

                             MV DISCOVERED/FA XIAN

                               SERVICE AGREEMENT
                                      FOR
                                 MV DISCOVERER

This Service Agreement. hereinafter referred to as the "Additional Agreement" made effective the 24th day of January, 1996, is by and between Shanghai Bureau of Marine Geological Survey whose address is 526 Yan An Road West, Shanghai, Peoples Republic of China, hereinafter referred to as "Owner" as owner of the vessel Discoverer, and Horizon Seismic Inc. whose address is 11200 Westheimer, Suite 410, Houston, Texas 77042, USA, hereinafter referred to as "Company", as the Charterer of the vessel Discoverer.

Whereas Owner and Company entered into an Agreement dated April 12th, 1994, together with four side letters of the same date and an Assignment to Horizon Exploration Ltd dated 27th April, 1995 and whereas Owner and Company agreed to exercise certain options and confirm an increase in the Charter Rate and confirm other options in a Protocol dated May 1995 and Side Letter dated 25th October 1995, and whereas those options were confirmed in a Side Letter dated January 23rd 1996, all of which documents shall hereinafter be referred to as the "Original Documents", now Owner and Company agree the following conditions:

1. Owner and Company hereby agree a new Service Agreement - the Additional Agreement - in accordance with the Original Documents as modified below.

2. The Original Documents shall form an integral part of the Additional Agreement. Where ambiguity arises between the Additional Agreement and the Original Documents, then the Additional Agreement shall take priority in the resolution of the ambiguity.

3. Where no modifications are made to the Original Documents they shall remain valid in their original form.

4.       Modifications to the Service Agreement shall be as follows:

         1.1 Owner agrees to let and Company agrees to hire the Seismic Vessel, her engines, tackle, gear appurtenances and related Seismic equipment, material and supplies, as specified in Schedule A, collectively the "Seismic Vessel" for a period of up to one year from June 22nd, 1996, in the United States Gulf of Mexico Waters or other locations.

         1.2 Company shall have the option to terminate the initial period early without penalty by up to three months. The option shall be exercised by Company giving sixty days notice to Owner.

                 Company shall pay Owner for the initial period at the Rates defined in Clause 9 herein. Rates for any additional period of periods shall be defined in a separate agreement.

         2.1 Charter of the Seismic Vessel by Company shall commence on 22nd June 1996.

         2.2 The joint survey of the Seismic Vessel undertaken by Company and Owners to determine the precise condition of the Seismic Vessel and its equipment, before its departure from Shanghai, remains valid.

         4.3     NEW CLAUSE

                 Company shall be responsible for maintenance repair and consumables for Owner supplied seismic equipment as specified in Schedule A Section 10 except for expense caused through Owner's negligence.

         9.1     There shall be no mobilisation fee.

         9.2 The Charter fee shall apply from June 22nd 1996 until the Charter terminates in accordance with the provisions hereof and subject to Clauses 15, 19 and Schedule B and other relevant provisions of this Agreement and shall be at the fixed daily rate of US $ 8316 - 00

         11.4    NEW CLAUSE

         In the event Company is late in paying Owner's invoices and subject to those invoices not being reasonably disputed, Owner shall be entitled to charge Company interest on any overdue and undisputed amounts at the rate of one percent per month.

         19.1 Notwithstanding the provisions of Clause 15 herein, Company shall allow Owners one day of 24 hours per calendar month or pro rata for part thereof for maintenance and/or overhaul and or repairs. During such period Company shall continue to be liable to pay to Owners the Charter Fees, provided always Owner has used best endeavours to minimise disruption to Company operations and Owner's Master liaises fully with the Party Chief. Days can be accumulated up to a maximum of twelve days but days not taken by Owners will not be compensated by Company at the end of this Agreement. Any planned dry-docking and/or overhauls and/or repairs are to be co-ordinated with Company but should be scheduled between 1st December and 1st March each year. Company shall, however, have the right to request Owners to bring forward repairs or, subject to Classification approval, delay same to be co-ordinated with Company's own planned maintenance, repairs and renewal.

         25.1 Owner's personnel shall rotate approximately every fifteen weeks with approximately fifty per cent of the personnel changing on each occasion or such alternative schedule as may be mutually agreed between Owner and Company.

         26      Communication Costs

                 Owner and Company shall each be responsible for their own communication costs. In the event Company requests Owner to make communications on or behalf of Company, these shall be at Company cost.

                 Company shall promptly pay its share of communications charges to Shanghai Long Distance Tel Communications Office, including any re-connection charges due to Company's late payment.


SCHEDULE A

         7. The vessel does not have active stabilisation for roll reduction.


Agreed between the Parties, this 24th day of January 1996:

FOR COMPANY                                FOR OWNER


Signed /s/ G.M. Harrison                   Signed /s/ Luo Bu Xu

Name G.M. Harrison                         Name  Luo Bu Xu

Position  Managing Director                Position   Division Chief

Witness   /s/                              Witness   /s/

Confirmed by Shanghai Corporation For Foreign Economic & Technological Cooperation.

Signed    /s/

Name
    ---------------------

Position
        -----------------

                          (x)     copies of the Bills of Sale;

                          (xi) certificates of insurance evidencing the coverages required hereunder;

                          (xii) Uniform Commercial Code filings as deemed appropriate by Secured Party's counsel duly executed by Debtor and necessary third parties;

                          (xiii) good standing certificates from the Secretary of State of Debtor's state of incorporation and the state of Debtor's chief executive office; and

                          (xiv) good standing certificates from the Secretary of State of Guarantor's state of incorporation and Guarantor's chief executive office.

                          (xv) UCC, tax and judgment lien searches as deemed necessary or advisable by Secured Party;

                          (xvi) the absence on the date hereof of any Liens on the Collateral, other than any Permitted Encumbrance in favor of Secured Party; and

                          (xvii) Secured Party shall have received such other documents, certificates, financing statements and other items, in form and substance satisfactory to Secured Party, as Secured Party may request.

                 (b) Term Loan B Advances. The obligation of the Secured Party to make Term Loan B advances after the Closing Date is subject to satisfaction of the following conditions:

                          (i) delivery to the Secured Party of a Notice of Borrowing;

                          (ii) no material adverse change in the condition of the Debtor (financial or otherwise) shall have occurred since the Closing Date;

                          (iii) the absence on the date of such advance of any Default or Event of Default; and

                          (iv) no Lien or other interest shall have been permitted to attach to the Collateral superior or subordinate to the interest of the Secured Party under this Agreement, except for Permitted Encumbrances.





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
                                   ARTICLE II

                               SECURITY INTEREST

         SECTION 2.1 Grant of Security Interest. Debtor hereby Grants to Secured Party a first priority security interest in the following
(collectively, the items described in subsections (a)-(d) may be referred to herein as the "Collateral"):

                 (a) All right, title and interest of the Debtor in and to the Equipment as the same is now and will hereafter be constituted, whether now owned by the Debtor or hereafter acquired, together with all accessories, equipment, parts and appurtenances appertaining or attached to the Equipment whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Equipment together with all the rents, issues, income, profits and avails thereof.

                 (b) All right, title, interest, claims and demands of Debtor in, to and under the following (collectively the "Assigned Agreements"):

                          (i)     the Bills of Sale;

                          (ii)    the Permitted Leases; and

                          (iii) any and all other contracts and agreements (excluding this Agreement and any supplement or modification thereto and the Notes) relating to the Equipment or any rights or interests therein to which Debtor is now or may hereafter be a party, together with all rights, powers, privileges, licenses, easements, options and other benefits of Debtor under each thereof, including without limitation the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other Proceedings, as shall be permitted thereby or by law, and to do any and all other things which Debtor is or may be entitled to do thereunder.

                 (c) The proceeds from a sale or transfer of any right, title or interest of Debtor in the Equipment or any portion thereof.

                 (d) All proceeds of any and all of the foregoing Collateral, whether now owned or hereafter acquired by Debtor and wherever located, including without limitation:

                          (i) cash, accounts receivable, instruments, contract rights, chattel paper, documents of title and any other obligation due to Debtor with respect to or in connection with the foregoing Collateral; and





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
                          (ii) to the extent not otherwise included, all payments under any casualty insurance (whether or not Secured Party is the loss payee thereof), condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

                 The Collateral shall mean and include all personal property and the proceeds of such personal property described in any and all amendments to this Agreement hereafter executed by Debtor and Secured Party in connection with the Loan.

         SECTION 2.2      Security for Secured Obligations.   This Agreement
secures the payment of all indebtedness and other obligations of Debtor to Secured Party with respect to: the Loans, whether now or hereafter existing, including without limitation Debtor's obligations to Secured Party under the Notes or any other instrument and all amendments thereto and renewals and extensions thereof, whether for principal, interest, fees, expenses or otherwise; all of Debtor's obligations of payment and performance now or hereafter existing under this Agreement, including, without limitation, all amendments hereto and renewals and extensions hereof (all such obligations of Debtor described in this Section 2.2 being, collectively, the "Secured Obligations").

         SECTION 2.3 Security Interest Absolute. All rights of Secured Party and security interests hereunder and all Secured Obligations shall be absolute and unconditional, irrespective of:

                 (i) any lack of validity or enforceability of the Notes, this Agreement or any other Security Instrument or any other agreement or instrument relating thereto;

                 (ii) any change in the time, manner, or place or payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Notes, this Agreement or any other Security Instrument; or

                 (iii) any exchange, release or non-perfection of any other collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations.

                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 3.1      Debtor's  Representations  and   Warranties.  Debtor
hereby represents and  warrants to Secured Party that:

                          (a) Debtor is a corporation duly organized and validly existing under the laws of the State of its incorporation and has all requisite corporate power, authority and legal right to own its properties, including without limitation the Collateral, to





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
         conduct its business as is now being conducted and to execute, deliver and perform its obligations under the Notes, this Agreement, each other Security Instrument to which it is a party and each other document or agreement related to the Collateral to which it is a party. Debtor is fully qualified to do business and is in good standing in each jurisdiction in which the failure to be in good standing would have a material adverse effect on the business or operations of Debtor.

                 (b) The execution, delivery and performance by Debtor of the Notes, this Agreement and each other Security Instrument to which it is a party are within Debtor's corporate powers, have been duly authorized by all requisite corporate action, do not contravene Debtor's charter or by-laws or any law, governmental rule or regulation, or any order, writ, injunction, decree, determination or award currently in effect applicable to, or any contractual restriction binding on or affecting, Debtor or any of its properties, including without limitation the Collateral, and do not result in or require the creation of any Lien, security interest, right of acceleration, charge or encumbrance (other than pursuant to this Agreement) upon or with respect to any of its properties.

                 (c) No authorization or approval or other action by, and no notice to or filing (other than the filings referred to in subparagraph (f) below) with, any governmental authority or regulatory body, shareholders or any other Person is required for the due execution, delivery and performance by Debtor of this Agreement or any other Security Instrument to which it is a party.

                 (d) The Notes, this Agreement and each other Security Instrument to which Debtor is a party are the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms, subject, in the case of enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of affecting creditors' rights generally and to the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (e) The proceeds of the Loans will he used only to finance the purchase by Debtor of the Equipment; Debtor owns good and marketable title to the Equipment; the Collateral is free and clear of all Liens (except for Permitted Encumbrances in favor of Secured Party); and the Equipment is in good condition and ready for operation. The Equipment is and will retain its character as personal property, and neither Debtor, Guarantor, or any Affiliate or Subsidiary of either Debtor or Guarantor shall affix or attach any item of Equipment in any manner so as to alter the character of the Equipment as personal property subject to the UCC.

                 (f) The filing of Uniform Commercial Code financing statements in the office of the Secretary of State of the State of Texas will create a valid perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests will have been taken. No Person other than Secured Party holds any security interest affecting the Collateral. No effective Security Instrument or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Secured Party relating to this Agreement.

                 (g) Debtor's chief executive office is located in Harris County, Houston, Texas. The Debtor has not used any trade names or other names, except for "Eagle Geophysical."

                 (h) Contemporaneously with the execution and delivery of this Agreement, Debtor is delivering to Secured Party evidence of insurance satisfying the requirements of Section 4.1 hereof.

                 (i) Debtor is not currently insolvent, as defined in 11 U.S.C. 101(32) nor will it be rendered insolvent by virtue of entering into the Notes, this Agreement or any other Security Instrument to which it is a party or carrying out any of the transactions contemplated hereby or thereby.

                 (j) Each financial statement of Guarantor which has been furnished to Secured Party fairly presents the financial condition of Guarantor as of the date of such financial statement. There has been no material adverse change in Guarantor's financial condition since the date of the most current financial statement delivered to Secured Party.

                 (k) There is no pending, or to the Debtor's knowledge, threatened, action or Proceeding affecting Debtor, Guarantor or any of their properties before any court, governmental agency or arbitrator which may materially and adversely affect the condition (financial or otherwise) or operations of Debtor, Guarantor or any of their properties or which purports to affect the validity or enforceability of the Notes, this Agreement or any other Security Instrument to which Debtor is a party.

                 (l) No Default or Event of Default has occurred and is continuing.

                 (m) All sales, transfer, use, documentation or similar taxes, fees or other charges due and payable prior to or as of the date hereof have been paid to the extent such are in connection with the sale to and purchase by Debtor of the Equipment.

                 (n) Debtor is not a party to, nor bound by, any contract, agreement or instrument that would conflict with this Agreement, the Notes or any other contracts, agreements or instruments executed in connection with the transactions contemplated by this Agreement.

                 (o) Debtor has agreed, and hereby acknowledges, to accept service of process at its address set forth in Section 8.1 hereof in person or by registered or certified mail





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
         return receipt requested, postage prepaid, in connection with any Proceeding initiated by Secured Party in any of the courts referenced in Section 8.11 hereof.

                 (p) The Debtor has no Subsidiaries, except for African Geophysical, Inc., a corporation organized and existing under the laws of the Cayman Islands.

                 (q) Debtor has not incurred any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") nor has Debtor incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under such Act (or any successor thereto under such Act) in connection with any Plan. Debtor and its Affiliates are in compliance in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to Debtor and its Affiliates, except for such noncompliance as would not have a material adverse effect on the financial condition of Debtor and its Affiliates, taken as a whole.

                 (r) Debtor has filed all income tax returns required to be filed prior to the date hereof with the various governmental entities having taxing authority with respect to Debtor.

                 (s) Debtor (i) is not an "investment company" as such term is defined in, or otherwise subject to regulations under, the Investment Company Act of 1940 and (ii) is not a "holding company" as that term is defined in, and is not otherwise subject to regulations under, the Public Utility Holding Company Act of 1935.

                 (t) Debtor has not sold, extended any offer to sell nor accepted any offer to purchase regarding any of Debtor's interest in the Collateral or with respect to the transactions described in the Security Instruments or the Notes.

                 (u) Debtor has delivered true and accurate copies of the Bills of Sale executed by Seller with respect to the transfer of the Equipment to Debtor.

         SECTION 3.2 Affirmative Covenants. Until all the Secured Obligations shall have been fully paid and satisfied, Debtor covenants and agrees that it shall, unless Secured Party shall have otherwise consented in writing:

                 (a) promptly pay the principal of, interest on, and any other amounts due under the Notes as and when the same become due, whether at maturity, by acceleration or otherwise;

                 (b) (i) duly, punctually and faithfully perform its obligations under the Notes, this Agreement and each other Security Instrument to which it is a party; (ii) maintain the Liens and security interests created by this Agreement and each other Security Instrument to which it is a party as valid and perfected Liens on and security interests in all of the





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
         Collateral, prior in right to any other Lien, security interest, claim or other encumbrance; (iii) warrant and defend its interest in and to the Collateral against the claims and demands of all Persons; and (iv) defend, at Debtor's cost, any action, claim or Proceeding affecting the Collateral;

                 (c) use the proceeds of the Loans only to finance the purchase by Debtor of the Equipment and maintain good and marketable title to the Equipment, free and clear of any Liens, security interests, charges or encumbrances except for the security interest created by this Agreement and Permitted Encumbrances;

                 (d) notify Secured Party at least thirty (30) days prior to the changing of the chief executive office of the Debtor from the location specified in Section 3.1(g);

                 (e) at no expense to Secured Party, cause each item of Equipment to be serviced, maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's suggested or approved maintenance program and warranty requirements, and shall, in the case of any loss or damage to any item of Equipment, promptly furnish to Secured Party a statement respecting any such loss or damage and (unless an Event of Loss shall have occurred with respect to an item of Equipment) as quickly as practicable after the occurrence thereof make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to keep each item of Equipment in proper working order;

                 (f) permit Secured Party to inspect the Equipment during normal business hours upon reasonable prior notice to Debtor;

                 (g) from time to time execute and deliver all such supplements and amendments hereto and to any other Security Instrument, and all such financing statements, continuation statements, instruments of further assurance and other instruments, and take such other action, as the Secured Party requests and reasonably deems necessary or advisable to: (i) further Grant, maintain or preserve the Lien and security interest contemplated by this Agreement or carry out more effectively the purposes hereof; (ii) perfect or protect the validity of any Security Instrument or of any Grant made or to be made by this Agreement; or (iii) enforce any Security Instrument or preserve and defend title to the Collateral and the rights of the Secured Party therein against the claims of all Persons and parties;

                 (h) comply with all of its representations, warranties and covenants set forth in this Agreement, in the Notes and each Security Instrument to which it is a party; and punctually perform and observe all of its obligations and agreements contained in this Agreement, in the Notes and each Security Instrument to which it is a party;





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
                 (i) promptly notify the Secured Party of any default by any Person under any Security Instrument;

                 (j) remain a duly organized and validly existing corporation under the laws of the state of its incorporation and remain duly qualified to do business and in good standing in each jurisdiction in which the failure to be in good standing would have a material adverse effect on the business or operations of Debtor;

                 (k) comply in all material respects with all applicable laws, rules, regulations and orders; and preserve and maintain all federal, state and local licenses, privileges, franchises, certificates and other permits necessary for the operation of its business and the operation of each item of Equipment;

                 (l) pay or cause to be paid promptly when due (i) (subject to the right of Debtor, in accordance with the provisions of this Agreement to obtain extensions of the date on which such taxes are due) all property and other taxes (including without limitation income, sales, use, franchise and gross receipts taxes) and governmental charges or levies which are at any time or from time to time levied upon or assessed against it or any item of Equipment or are otherwise associated with the ownership, use or operation of any item of Equipment (except such taxes levied on the net income of Secured Party) and (ii) all claims (including without limitation claims for labor, materials and supplies) against any item of Equipment; provided, that Debtor may contest any such tax or claim by appropriate Proceedings so long as such Proceedings shall suspend the collection thereof, no part of the Collateral would be subject to sale, forfeiture or diminution during the pendency of such Proceedings, Debtor shall have furnished such security as may be required in the Proceedings or reasonably requested by Secured Party, Debtor conducts such contests in good faith and with due diligence, and promptly after the final determination of each such contest, Debtor pays all amounts which shall be determined to be payable in respect thereof;

                 (m) within 120 days after the end of each fiscal year furnish to the Secured Party unaudited year end financial reports of the Debtor including without limitation (i) a balance sheet and (ii) statements of income and retained earnings, all prepared in accordance with generally accepted accounting principles consistently applied and certified by the president, chief financial officer or any vice president of Debtor who prepared such financial statements as being true and accurate and fairly representing the financial condition of Debtor;

                 (n) promptly report to Secured Party the commencement of any Proceeding against Debtor if such litigation reasonably would be expected to, in the event of an unfavorable outcome, cause an Event of Default, have a material adverse effect on Debtor's financial condition or operations, affect the validity or enforceability of the Notes, this Agreement or any of the Security Instruments or affect priority or enforceability of Secured Party's security interest in any of the Collateral;





                                       17